EXHIBIT 99.1


                         PROVIDIAN FINANCIAL CORPORATION
                             1997 STOCK OPTION PLAN
                      As Amended and Restated June 5, 1997


ARTICLE 1. HISTORY AND PURPOSE

     1.1 This 1997 Stock Option Plan ("Plan") was originally adopted by Providian Corporation, a Delaware corporation ("Parent") in 1995, and on March 27, 1997, it was adopted by Providian Financial Corporation (formerly Providian Bancorp, Inc.) ("Company"), a wholly owned subsidiary of Parent. This amendment and restatement of the Plan was adopted by the Board on June 4, 1997.

     1.2 The shareholders of Parent approved this Plan, as originally adopted, at the 1995 annual meeting of the shareholders of Parent. On April 2, 1997, Parent, as sole shareholder of the Company, approved the Plan as adopted by the Company.

     1.3 The purpose of this Plan is to advance the interest of the Company by enabling it and its operating companies to attract and retain the best available personnel for positions of substantial responsibility, and to provide key Employees of the Company and its operating companies and non-employee directors with an opportunity for investment in the Company Common Stock; thereby giving them an additional incentive to increase their efforts on behalf of the long term success of the Company and its operating companies.

ARTICLE 2.  DEFINITIONS AND CONSTRUCTION

     2.1 Definitions. As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such meanings shall apply equally to both the singular and plural forms of the terms defined);

     (a) "Award" shall mean an Option or stock appreciation right granted under the Plan.

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Cause" shall mean a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct or dishonesty (as such terms are defined by the Committee in its sole discretion), any of which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries.

     (d) "Change of Control" shall mean:

          i. When any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (a) the Outstanding Common Stock or (B) the Outstanding Voting Securities; provided, however, that beneficial ownership by any of the following shall not constitute a Change of Control: (1) the Company; (2) any employee benefit plan (or related trust) sponsored or maintained by the Company; or (3) any corporation with respect to which, following such acquisition, more than 60 percent of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities, immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; or

          ii. When individuals who, as of the date hereof, constitute the Board cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors of the Company then comprising the Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

          iii. A reorganization, merger or consolidation, with respect to which, in each case, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; or

          iv. (A) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 60 percent of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be.

     (e) "Code"  shall mean the Internal  Revenue Code of 1986,  as amended from
time  to  time,  or  any  successor  thereto,   together  with  any  regulations
promulgated thereunder.

     (f) "Committee" shall mean the committee described in Section 3.1.

     (g) "Common Stock" shall mean the Company's common stock, $0.01 par value per Share.

     (h) "Disability" shall mean when a Participant is considered permanently disabled under a disability insurance policy carried by the Company, or, if no such policy is carried by the Company, when a Participant is permanently and totally disabled within the meaning of Section 22(e) of the Code.

     (i) "Effective Date" shall mean the date described in Section 7.1.

     (j) "Employee" shall mean an individual who is a full-time or part-time employee of the Company or a Subsidiary, including an employee who is also a member of the Board.

     (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (l) "Fair Market Value" of the Shares shall mean, as of any applicable date, the mean between the highest and lowest daily sale price of the Shares as reported on the New York Stock Exchange Composite Tape on such date or during such other relevant period of trading days as determined by the Committee, or, if no such reported sale of the Shares shall have occurred on such date or during such period, on the next preceding date on which there was such a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares are not then listed on the New York Stock Exchange, the fair market value of the Shares as of a particular date shall be determined by such method as shall be determined by the Committee.

     (m) "Incumbent Board" shall mean the individuals who on the date of adoption of this Plan by the Board of Directors constitute the Board of Directors.

     (n) "ISOs" shall have the meaning given such term in Section 6.1.

     (o) "NQSOs" shall have the meaning given such term in Section 6.1.

     (p) "Option" shall mean an option to purchase Shares pursuant to Article 6 (and, if applicable, related stock appreciation rights).

     (q) "Option Agreement" shall mean an agreement evidencing the grant of an Option, as described in Section 6.2.

     (r) "Option Exercise Price" shall mean the purchase price per Share subject to an Option, which shall not be less than the Fair Market Value of the Share on the day on which the Option is granted.

     (s) "Outstanding Common Stock" shall mean the then outstanding Shares of Common Stock.

     (t) "Outstanding Voting Securities" shall mean the then outstanding voting securities of the Company entitled to vote generally in the election of directors of the Company.

     (u) "Participant" shall mean any individual who is (i) either a key salaried Employee of the Company or its Subsidiaries or a member of the Board who is not an Employee, and (ii) selected by the Committee to receive an Award under the Plan.

     (v) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

     (w) "Plan" shall mean this Providian Financial Corporation 1997 Stock Option Plan as the same may be amended from time to time.

     (x) "Retirement" shall mean retirement by a Participant in accordance with the terms of the Company's retirement or pension plans or pursuant to a written agreement.

     (y) "Shares" shall mean the shares of Common Stock.

     (z) "Subsidiary" shall mean, with respect to the Company, any corporation or other Person of which a majority of its voting power, equity securities, or equity interest is owned directly or indirectly by the Company.

     2.2 Gender. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender.

     2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3.  ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Human Resources Committee of the Board, or by any other committee (the "Committee") appointed by the Board which shall include two or more directors of the Company who are "non-employee directors" within the meaning of Rule 16b-3 (or any successor provision) promulgated under the Exchange Act and all of whom shall be "outside directors" within the meaning of Treasury Regulation Section 1.162-27 (or any successor provision) promulgated under the Code. The members of the Committee shall be appointed from time to time by, and shall serve at the of, the Board. Notwithstanding the foregoing, the Board shall have full power and authority to take any action that may be taken by the Committee hereunder.

     3.2 Authority of the Committee. Subject to the provisions of the Plan,the Committee shall have full authority to administer the Plan, including without limitation, the authority to:

     (a) approve Participants to whom Options are granted;

     (b) determine the size, types and frequency of Options granted under the Plan;

     (c) determine  the  terms  and   conditions  of  Options,   including  any
restrictions or conditions to the Option, which need not be identical for all Participants;

     (d) accelerate the exercisability of, and accelerate or waive any or all the restrictions and conditions applicable to, any Option, for any reason;

     (e) modify the duration of an Option exercise period or term of an Award;

     (f) construe and interpret the Plan and any agreement or instrument entered into under the Plan;

     (g) establish, amend and rescind rules and regulations for the Plan's administration; and

     (h) amend the terms and conditions of any outstanding Option to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.

The Committee shall have sole discretion to make all other determinations which may be necessary or advisable for the administration of the Plan. To the extent permitted by law and Rule 16b-3 promulgated under the Exchange Act, the Committee may delegate its authority as identified hereunder.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding on all Persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

     3.4 Section 16 Compliance; Bifurcation of Plan. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Board or the Committee, in its discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

ARTICLE 4.  SHARES AVAILABLE UNDER THE PLAN

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.2, the aggregate number of Shares reserved for issuance upon the exercise of Options is 10 Million Shares plus the number of Shares subject to Options issued to replace options to acquire shares of common stock of Parent pursuant to the Employee Benefits Agreement executed in connection with the distribution of Company Common Stock by Parent in June 1997 (the "Benefits Agreement"). Any Shares issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. If and to the extent an Option shall expire or terminate for any reason without having been exercised in full (including a cancellation and regrant of an Option), or shall be forfeited (pursuant to the exercise of a tandem stock appreciation right or otherwise), the Shares associated with such Options shall again become available for Options under the Plan.

     4.2 Adjustments in Authorized Shares and Outstanding Awards. In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company or other transaction not involving the receipt of consideration by the Company, the Committee or the Board may make such substitution or adjustments in the aggregate number and kind of stock or other securities or property reserved for issuance under the Plan, in the number of Options which may be awarded during any calendar year, in the number and kind and Option Exercise Price of stock or other securities or property subject to outstanding Options and stock appreciation rights, in the number and kind of stock or other securities or property subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number. Such adjusted exercise price shall also be used to determine the amount payable by the Company upon the exercise of any stock appreciation right associated with any Option. The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company."

ARTICLE 5.  ELIGIBILITY AND PARTICIPATION

     Persons eligible to receive Awards under this Plan shall be those Employees who are key salaried Employees of the Company or its Subsidiaries and all members of the Board who are not Employees. A Participant shall be any such eligible person who is designated by the Committee in its sole discretion to receive an Option under the Plan.

ARTICLE 6.  STOCK OPTIONS

     6.1 Grant of Options.

     (a) Subject to the terms and provisions of the Plan, the Committee may grant Options to Participants at any time and from time to time in the form of options which are intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("ISOs"), Options which are not intended to so qualify ("NQSOs") or a combination thereof; provided, that ISOs may be granted only to Employees. No Participant may be granted Options during any calendar year to purchase a number of shares exceeding 500,000 multiplied by the "Ratio" as that term is defined in the Benefits Agreement. Options may be granted to any Participant during any calendar year. The Committee may issue stock appreciation rights in tandem with any Option granted to a Participant; provided, however, that the Committee may not issue stock appreciation rights in tandem with Option with respect to more than 50 percent, in the aggregate, of the Shares under Options granted to any one Participant. If stock appreciation rights are issued in tandem with an Option, the exercise of such Option shall cause a pro tanto cancellation of the related stock appreciation rights issued in tandem with such Option. The exercise of a stock appreciation right issued in tandem with an Option shall cause a pro tanto cancellation of such Shares under Option.

     (b) No person shall be eligible for the grant of an ISO if such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as such terms are defined in Sections 424(e) and (f), respectively) unless the Option Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the ISO is not exercisable after the expiration of five (5) years from the date of grant.

     6.2 Option Agreement. Each Option shall be evidenced by an Option Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of Shares to which the Option relates (and if any stock appreciation rights are to be issued in tandem with such Option) and such other provisions as the Committee may determine or which are required by the Plan. The Option Agreement shall also specify whether the Option is intended to be an ISO or a NQSO and shall include such provisions applicable to the particular type of Option granted. In no event shall the Option Exercise Price be less than the Fair Market Value of the Shares on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an Option Exercise Price lower than the Fair Market Value if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     6.3 Duration of Options. Subject to Section 3.2(e), each Option shall expire at such time as is determined by the Committee at the time of grant; provided, however, that no Option shall be exercised later than the tenth (10th) anniversary of its grant.

     6.4 Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve at the time of grant, which need not be the same for each grant or for each Participant. Options shall be exercised by delivery to the Company of a written notice of exercise, setting forth the number of Shares with respect to which the Option is to be exercised and accompanied by an arrangement acceptable to the Company to provide full payment of the Option Exercise Price on or prior to the settlement date and all applicable withholding taxes.

     6.5 Stock Appreciation Rights. If the Committee issues stock appreciation rights in tandem with an Option granted under this Plan, such rights shall be subject to the same terms and conditions as the related Option and shall be exercisable only to the extent that such Option is exercisable. A grant of stock appreciation rights shall require, as a condition to its exercise, that the grantee surrender to the Committee, unexercised, the related Option. Upon exercise of a stock appreciation right, the grantee shall be entitled to receive an aggregate value equal to the product of (a) the excess of the fair market value of one Share on the date of exercise over the Option Exercise Price multiplied by (b) the number of the stock appreciation rights being exercised. The Committee shall have the right to determine whether such aggregate value shall be paid to such grantee in Shares, cash, or part in cash and part in Shares. No fractional Shares will be issued, but instead cash will be paid in lieu of the fractional Share to which the grantee would otherwise be entitled.

     6.6 Payment of Option Exercise Price. The Option Exercise Price for Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise, at the discretion of the Committee, either (a) in cash in the form of currency or other cash equivalent acceptable to the Company, (b) by tendering Shares having a Fair Market Value at the time of exercise equal to the Option Exercise Price (provided that such Shares are held for the requisite period to avoid a charge to the Company's earnings), (c) any other reasonable consideration that the Committee may deem appropriate or (d) by a combination of the forms of consideration described in (a), (b) and (c) of this Section 6.6. The Committee may permit the cashless exercise of Options as described in Regulation T promulgated by the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. In the case of a deferred payment arrangement, (i) interest shall be charged at the minimum rate to avoid the imputation of interest and (ii) the "par value" of the Common Stock shall be paid by the Participant in cash.

     6.7 Sale, Merger or Change in Control.

     (a) Upon a Change of Control, any then outstanding Options held by a Participant shall become fully vested and immediately exercisable.

     (b) If the Company agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Shares are converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the Options granted under the Plan on a basis that is fair and equitable to holders of such Options as determined by the Board, each Option granted to a Participant at the direction and discretion of the Board (1) may (subject to such conditions, if any, as the Board deems appropriate) be canceled unilaterally by the Company in exchange for (A) whole Shares of Common Stock (and cash for any fractional Share) the number of which, if any, shall be determined by the Committee on a date set by the Committee for this purpose by dividing (i) the excess of the then Fair Market Value of the Common Stock then subject to exercise under such Option (as determined without regard to any vesting schedule for such Option) over the Option Exercise Price of such Shares by (ii) the then Fair Market Value of a Share of such Common Stock, or (B) the right to exercise his or her outstanding Option in full on any date before the date as of which the Board unilaterally cancels such Option in full or (2) may be canceled unilaterally by the Company if the Option Exercise Price equals or exceeds the Fair Market Value of a Share of Common Stock on a date set by the Board. If the exchange described in this Section 6.7(b)(1) would result in a violation of Section 16 of the Exchange Act for a Participant, each such Option may be canceled unilaterally by the Company after advance written notice to such Participant.

     6.8 Termination of Employment or Board Membership. If the employment or Board membership of a Participant is terminated for Cause, all then outstanding Options of such Participant, whether or not exercisable, shall terminate immediately. If the employment or Board membership of a Participant is terminated for any reason other than for Cause, death, Disability or Retirement, to the extent then outstanding Options of such Participant are exercisable, such Options may be exercised by such Participant or his personal representative at any time prior to the earlier of the expiration date of the Options or the date which is ninety (90) days after the date of such termination. In the event of the Retirement of a Participant, to the extent then outstanding Options of such Participant are exercisable, such Options may be exercised by the Participant
(a) in the case of NQSOs, within five years after the date of Retirement and (b) in the case of ISOs, within ninety (90) days after Retirement as ISOs or four years nine months thereafter as NQSOs; provided, however, that no such Options may be exercised on a date subsequent to their expiration. In the event of the death or Disability of a Participant while employed by the Company or a Subsidiary or serving as a member of the Board, all then outstanding Options of such Participant shall become fully vested and immediately exercisable, and may be exercised at any time (q) in the case of NQSOs, within five years after the date of death or determination of Disability, (r) in the case of ISOs, within one year after the date of determination of Disability as ISOs, or four years thereafter as NQSOs, and (s) in the case of ISOs within five years after the date of death; provided however, that no such Options may be exercised on a date subsequent to their expiration. Options may be exercised as provided in this
Section 6.8 (x) in the event of the death of a Participant, by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of his estate and (y) in the event of the Disability of a Participant, by the Participant, or if such Participant is incapacitated, by his legal representative.

     6.9 ISO Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any optionee during any calendar year under all plans of the Company or any parent or subsidiary (as such terms are defined in Sections 424(e) and (f), respectively) exceeds one hundred thousand dollars ($100,000), the ISOs or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NQSOs.

ARTICLE 7. EFFECTIVE DATE, AMENDMENT, MODIFICATION, TERMINATION

     7.1 Effective Date. The Plan shall become effective upon approval by Parent as the Company's sole stockholder. The Committee may, in its discretion, authorize the grant of Options, the issuance or exercise of which shall be expressly subject to the conditions that (a) approval by the Company's stockholders shall have been obtained, (b) the Shares reserved for issuance under the Plan shall have been duly listed, upon official notice of issuance, upon the New York Stock Exchange and (c) a registration statement under the Securities Act of 1933, as amended, with respect to such Shares shall have become effective.

     7.2 Termination  Date. The Plan shall terminate on the earliest to occur of
(a) the tenth (10th) anniversary of the Effective Date, (b) the date when all Shares available under the Plan shall have been acquired pursuant to the exercise of Awards or (c) such other date as the Board may determine in accordance with Section 7.3.

     7.3 Amendment, Modification and Termination. The Board may, at any time, amend, modify or terminate the Plan. The Committee may amend the terms of any Award, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without such Participant's consent.

     7.4 Awards Previously Granted. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Participant holding such Award.

ARTICLE 8.  NO GRANTING OF RIGHTS

     Neither the Plan, nor any action taken under the Plan, shall be construed as giving any Employee or Board member the right to become a Participant, nor shall an Option under the Plan be construed as giving a Participant any right with respect to continuance of employment by the Company or a Subsidiary or Board membership. The Company expressly reserves the right to terminate, whether by dismissal, discharge or otherwise, a Participant's employment at any time, with or without Cause, except as may otherwise be provided by any written agreement between the Company and the Participant. This Plan is not intended to alter, amend or modify the terms of any written employment agreement between the Company and any Participant. In the event of a conflict between the terms of this Plan and such agreement, the rights of the Participant shall be determined in accordance with the terms of the employment agreement.

ARTICLE 9.  WITHHOLDING

     9.1 Tax Withholding. A Participant shall remit to the Company an amount sufficient to satisfy Federal and state taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise or payment made under or as a result of the Plan.

     9.2 Share Withholding. With respect to withholding required upon the exercise of Options, a Participant may, subject to the discretion of the Committee, make an election (a "Tax Election") to satisfy the withholding requirement with respect to such Shares, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the withholding tax is to be determined equal to the amount required to be withheld under applicable law.

ARTICLE 10.  INDEMNIFICATION

     No member of the Board or the Committee, nor any officer or Employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each and any officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

ARTICLE 11.  SUCCESSORS

     All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 12.  GOVERNING LAW

     To the extent not preempted by Federal law, the Plan and all agreements under the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules.

ARTICLE 13.  TRANSFERABILITY

     An ISO shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. A NQSO may be transferable to the extent provided in the Option Agreement; provided, however, that if the Option Agreement does not specifically provide for transferability, then such NQSO shall not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionee, shall thereafter be entitled to exercise the Option.

ARTICLE 14.  USE OF PROCEEDS

     Proceeds from the sale of Shares pursuant to Options shall constitute general funds of the Company.